Exhibit 10.1

*PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TRICANTER PURCHASE AND INSTALLATION AGREEMENT

THIS TRICANTER PURCHASE AND INSTALLATION AGREEMENT ("Agreement") is made and entered into on this 25th day of August, 2010, by and between ICM, Inc., a Kansas corporation ("Seller") and Southwest Iowa Renewable Energy, LLC an Iowa limited liability company ("Buyer").

`FOR AND IN CONSIDERATION of the mutual promises, covenants, agreements and payments set forth herein, the sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1.
Sale of Goods.  Subject to the terms and conditions specified herein, Seller shall sell to Buyer, and Buyer shall purchase from Seller the Tricanter Oil Separation System and any optional equipment described on Exhibit "A" attached hereto (collectively, the "Equipment").  "Equipment" shall also include start-up services and training by Seller with respect to the Tricanter Oil Separation System.

2.
Installation.  At Buyer's option as selected on Exhibit "A", Seller shall install the Equipment at Buyer's ethanol plant located at 10868 189th Street, Council Bluffs, Iowa.  The installation services to be provided by Seller are set forth on Exhibit "B" and the general arrangement drawings attached hereto.  Seller shall install all Equipment in a workmanlike manner and in compliance with applicable laws, regulations and ordinances in effect as of the date of this Agreement.  Installation shall begin on October 4, 2010 and continue thereafter until completed.  Seller estimates that the installation shall take approximately forty-eight (48) days for installation of the Tricanter skid and the oil storage tank farm. In the event that Buyer fails to timely obtain applicable governmental permitting, including, without limitation, the amended air permit, the parties will mutually agree on a new date to begin the installation services.  Buyer shall make the ethanol plant available to Seller during the pendency of installation services.  The parties acknowledge that the installation of the Equipment may require the evaporation section of the ethanol plant be shutdown for a period of time, not to exceed twelve (12) hours.  Buyer agrees to shutdown the evaporation section of the plant in conformance with Seller's request upon three (3) days' prior written notice to Buyer.  Seller agrees to use its reasonable commercial efforts to minimize the amount of time that the evaporation section is shutdown.

3.
Purchase Price.  The purchase price which Buyer shall pay to Seller for the Equipment and installation services is $* ("Purchase Price").  The Purchase Price is inclusive of all sales, use and excise taxes.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.
Terms of Payment.  The fixed component of the Purchase Price shall be payable by Buyer as follows: *.  Buyer fails or refuses to pay Seller all or any part of the Purchase Price within ten (10) days following the date upon which any payment is due, interest shall accrue and be paid by Buyer to Seller in addition to the unpaid Purchase Price at the rate of eighteen percent (18%) per annum on the unpaid amount, or the highest interest rate allowed by law, whichever rate is less.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.
Performance Guarantee.  ICM represents and warrants that the Tricanter Oil Separation System will produce the amount of 0.50 pounds of non-food grade quality corn oil per bushel of ground corn at the plant as determined during a three (3 day) performance test conducted by ICM following the completion of the installation and commissioning of the Equipment.  The procedures for the performance test will be reviewed in advance with Buyer and shall be reasonably satisfactory to Seller.  The performance guarantee will be completely satisfied in the event that ICM can demonstrate that the average yield of corn oil over the 3-day performance test period is equal to or exceeds 0.50 pounds per bushel of corn ground at the plant during such 3-day test period. The performance guarantee is subject to the following criteria that must exist prior to and while conducting the performance test:  (a) the feed streams into the Tricanter must test between 30%-32% feed solids as determined by a hot spin test conducted at the performance testing, (b) the feed streams from the evaporators must be between 185 and 205 degrees F; (c) the thin stillage discharge out of the whole stillage centrifuges must be less than 3.5% total suspended solids; (d) the acidic level of the feed streams into the Tricanter unit must be at least 3.8 pH or higher; (e) the plant must be operating at a capacity of at least 2.8 gallons of denatured ethanol per bushel of corn grind rate; and (f) the corn processed must meet a minimum of #2 yellow dent with a hybrid variety characteristic of at least 3.5% oil by dry weight.

6.           Limited Warranty.

(A)
Equipment Warranty.  Seller warrants that Equipment will be free from defects in material and workmanship for a period of 12 months after the date the Equipment is placed in actual operation.  Buyer must notify Seller if the Equipment is not in conformity with this limited warranty during the stated warranty period.  Seller's obligation, and Buyer's sole remedy, under this limited Equipment warranty is, at Seller's option, the repair, replacement or correction of any non-confirming Equipment or part thereof.

(B)
Installation Warranty.  If installed by Seller, Seller warrants that Equipment will be installed in a workmanlike manner, and that the installation of the Equipment will be free from defects in workmanship for a period of 12 months from the date the Equipment is placed in actual operation.  If Buyer notifies Seller that the installation is not in conformity with this limited warranty during the stated warranty period, Seller will, without charge to Buyer, re-perform the installation service so that it conforms to this limited warranty, with such remedy being the sole and exclusive remedy of Buyer for breach of this limited installation warranty.

(C)
Disclaimer.  EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.	Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL SELLER BE LIABLE TO THE BUYER OR TO ANY

THIRD PARTY FOR ANY LOST PROFITS, LOST SAVINGS, OR OTHER CONSEQUENTIAL DAMAGES, OR FOR ANY INCIDENTAL OR SPECIAL DAMAGES, EVEN IF SELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY THE BUYER BASED UPON ANY CLAIM BY ANY OTHER PARTY AGAINST THE BUYER.  IN NO EVENT SHALL SELLER 'S TOTAL LIABILITY HEREUNDER EXCEED *.  THE LIMITATION OF LIABILITY PROVISIONS OF THIS SECTION 7 SHALL NOT BE APPLICABLE TO THE INDEMNIFICATION OBLIGATIONS OF SELLER IN SECTION 10.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.
Force Majeure.  Seller shall not be responsible for any failure to perform due to causes beyond Seller’s reasonable control, including but not limited to labor disputes, strikes, acts of God, fire, delays in transportation, communication line failure, or governmental actions.  Any delay beyond Seller’s reasonable control shall be excused and the period of performance extended as may be necessary to enable Seller to perform after the cause of delay has been removed.

9.	Confidentiality Obligation.

(A)
For purposes of this Agreement, "Proprietary Property" shall mean the design, arrangement, configuration and specification of the Equipment, together with operating P&IDs, drawings, methods, techniques, protocols, procedures, plans and processes related thereto, and together with any enhancement, modification, improvement, refinement or change of any aspect thereof.

(B)
Buyer shall treat the Proprietary Property as confidential, and shall use its best efforts to maintain such information as secret and confidential.  Buyer shall refrain from copying, reverse engineering, disassembling, decompiling, translating, or modifying the Equipment or Proprietary Property, or granting any other person or entity the right to do so, without the prior written consent of Seller.  As between Buyer and Seller, Seller has the exclusive right and interest in and to the Proprietary Property and the goodwill associated therewith and symbolized thereby.  Buyer's use of the Proprietary Property pursuant to this Agreement, which shall be perpetual and free of royalty, does not give Buyer any ownership interest or other interest in or to the Proprietary Property, or any component thereof, other than the rights granted herein.  Buyer will not, directly or indirectly, contest the validity or the ownership by Seller of the Proprietary Property.

10.	Indemnification.

(A)
Seller agrees to indemnify and hold Buyer harmless from and against all claims, demands, liabilities, actions, litigations, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of the infringement of adversely owned patents, copyrights or any other intellectual property rights in connection with Buyer’s purchase and/or use of the Equipment.  In the event that any lawsuit, arbitration or other proceeding ("Suit") is instituted against Buyer by a third party alleging infringement of any adversely owned patents, copyrights or other intellectual property rights, Seller will assume the defense of the Suit on behalf of Buyer by counsel of Seller's choosing and solely at Seller’s expense.  Provided, however, so long as Seller has assumed defense and continues to defend the Suit, Seller will not be responsible for reimbursement of attorneys’ fees incurred by Buyer: (i) to defend any such matter on its own; (ii) to engage counsel to monitor ICM’s defense of the Suit, or (iii) to seek advice on how to respond to any other demands or claims

(B)
If a court of competent jurisdiction determines or has determined that the use of the Equipment by Buyer (or any third party) infringes on adversely owned patents, copyrights or any other intellectual property rights, then (i) Seller shall take all commercially reasonable steps to (a) obtain a license to permit Buyer to continue using the Equipment, or (b) provide engineering or modification to the Equipment so that it will not infringe the adverse intellectual property rights to enable Buyer to continue to use the Equipment, or, alternatively, (ii) both Seller or Buyer shall have the right to void this Agreement by providing written notice to the other party and, within ten (10) days of any such notice, Seller shall refund to Buyer a portion of the Purchase Price equal to the difference between (a) the aggregate Purchase Price, less (b) the total amount of depreciation of the Equipment accrued by Buyer until the date of the void notice.  Upon such refund Seller, at its sole cost, will have the right to enter onto the plant and remove the Equipment.  The right to void this Agreement shall be in addition to, and not in lieu of, the indemnification set forth in Paragraph 10(A) above.

11.           Miscellaneous.

(A)
This Agreement shall be governed by the laws of the State of Kansas.  Any legal proceeding relating to this Agreement shall be brought exclusively in the Eighteenth Judicial District Court, Wichita, Sedgwick County, Kansas, U.S.A., or in the United States District Court for the District of Kansas at Wichita, Kansas, U.S.A., and both parties hereto consent to the jurisdiction of said courts.  Buyer hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in such courts.

(B)
This Agreement shall become a legal and binding contract upon signature of same by both parties.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

(C)	This Agreement may not be assigned to another party by Buyer, either in whole or in part, without the prior written consent of Seller.

(D)
This Agreement is confidential between Buyer and Seller.  The terms and conditions set forth in this Agreement may not be disclosed, either in whole or in part, to any third party unless the party desiring to make such disclosure first obtains the express written approval of the other party.  Notwithstanding the foregoing, Seller acknowledges that it is an affiliate of Buyer and that Buyer has the obligation to file this Agreement as an exhibit to its filings with the Securities and Exchange Commission.  Buyer will cooperate with Seller and request confidential treatment of the pricing terms of this Agreement.

(E)
This Agreement and its exhibits, which exhibits are incorporated herein by this reference and made part of this Agreement, set forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, between the parties.  This Agreement may not be amended or modified except by a written instrument signed by both parties.  By execution hereof, the signers certify that they have read this Agreement and that they are duly authorized to execute this Agreement in the capacity stated below.

(F)
Seller shall maintain insurance coverage meeting the requirements of the AGREEMENT BETWEEN OWNER AND DESIGN/BUILDER ON THE BASIS OF A STIPULATED PRICE between the parties and dated as of the 25th day of September, 2006, as amended.

IN WITNESS OF the mutual promises, covenants and agreements set forth herein, the parties have caused their authorized representatives to execute this Agreement, as of the dates indicated below.

ICM, INC.		Southwest Iowa Renewable Energy, LLC

By	/s/ Chris Mitchell	By:	/s/ Brian T. Cahill
	Chris Mitchell, VP - Marketing		Brian T. Cahill, General Manager,
	("Seller")		President and CEO
("Buyer")

EXHIBIT "A"

TRICANTER OIL RECOVERY SYSTEM SIZED FOR A 100 MMGPY PLANT (EQUIPMENT)

I.      FIXED PRICE COMPONENT

A.      TRICANTER OIL RECOVERY SYSTEM (INCLUDES ONLY):

•	2 each Centrifuge Z6E-4/444 Flottweg or equivalent
•	1 each 500 SS gal heavy syrup tank
•	1 each 200 SS gal corn oil tank
•	1 each 300 SS gal corn oil tank
•	1 each 3500 gal syrup Tricanter feed tank
•	2 each Feed pumps PG 6851 & PG 6856 - Waukesha 5070 125 GPM or equivalent
•	1 each Heavy syrup pump PC 6852 - Sulzer 200 GPM or equivalent
•	1 each Corn oil pump PG 6853 - Waukesha gear pump 10 GPM or equivalent
•	1 each Oil solids recirculation pump PG 6854 - Waukesha gear pump 10 GPM or equivalent
•	Tricanter Oil Recovery System Start-up and Training
•	Hettich 320 Classic bench top centrifuge for ongoing sample testing

B.      OIL STORAGE TANK FARM LOCATED INSIDE HEATED BUILDING (INCLUDES ONLY):
•	4 each approx. 9,000 gallon CS coned bottom Oil storage tanks (8' Wide x 23' Tall)
•	Level transmitter for each tank
•	Temperature indicator for each tank
•	EV control valve for each tank
•	1 each Oil storage loadout pump PC 8901 - Sulzer 300 GPM or equivalent
•	1 each Oil storage trash pump PC 8903 - Sulzer 30 GPM or equivalent
•      Piping components and material within the tank area
•      Includes the Storage Tank Area Installation Services described in Section B of Exhibit "B"
•      Piping within the tank area installed
•      Piping within tank area heat traced and insulated (as required by design)

EXHIBIT "B"

INSTALLATION SERVICES

A.	TRICANTER OIL RECOVERY SYSTEM INSTALLATION

Description	ICM Scope (Tricanter Oil Recovery System)
Provide Documents
ICM will provide Engineering documents including P&ID’s, general arrangement, equipment specifications, updated electrical one line drawings, instrument specifications, startup procedures and operating procedures.

Installation	ICM will direct and control the installation of equipment skid, electrical wiring and concrete within ICM battery limits.
Tricanter Skid	The skid includes pumps, pipes, pipe instruments, structure, tricanter and controls on a skid mount as per ICM design.
Engineering	ICM will provide necessary process, structural, and electrical engineering.
Electrical
ICM will supply wire from switchgear to motors– see equipment list.  ICM shall furnish Two (2) minimum of 300 amp, and One (1) minimum of 40 amp, 480 volt, 3 phase over current protection device source, Ethernet port to skid, and heat trace circuit power.

DCS	ICM will provide Ethernet port on skid. Provide wiring from skid Ethernet to main DCS Ethernet port. ICM will program DCS for viewing skid activity.
Piping	ICM will install all piping as shown on P&ID, for syrup feed, steam, process vent, flush water, plant air, pump seal water, and heavy syrup.
Insulation	ICM will insulate ICM installed syrup, steam, and heavy syrup lines (as required by design).
Start Up/Training	ICM will perform the start up of the system. ICM will have Flottweg representative on site; ensure performance and reliability of equipment and train operators on the shutdown and start procedures.
Air Permit	ICM will provide professional services to obtain the Air Permit required for the installation services. Buyer will reasonably assist ICM in obtaining this permit.

Description	ICM Scope Does not include (Buyer's Scope):
Other Permits	Other than the Air Permit, all other permits are the responsibility of the Buyer, including construction permits. Seller will reasonably assist Buyer in obtaining these permits.
Electrical	Buyer is responsible for all utility identification (Dig-Safe/One Call). Buyer is responsible for relocation of the fermentation cable tray per the P&ID drawings.
Mechanical	Buyer shall provide (a) steam source access point, and (b) syrup supply access point.
Facilities/Utilities	Buyer shall provide utilities, phone, internet, job trailer space, and lay down area during construction

B.	STORAGE TANK FARM INSTALLATION

Description	ICM Scope (Storage Tank Farm)
Provide Documents	ICM will provide furnish general equipment layout drawings, piping drawings and wiring drawings.
Installation	ICM will direct and control installation of the tanks, pumps, valves, instruments, wire trays and wiring inside the tank area which includes the truck loading area if adjacent to the storage area.
Engineering	ICM will provide all design, process, structural, civil and electrical engineering services for the tank farm to be located within the confines of the tank area (inside existing building) and the truck loading area (if adjacent to the tank area).

ICM will provide all design, process, structural, civil and electrical engineering services for the tank farm to be located within the confines of the tank area (inside existing building) and the truck loading area (if adjacent to the tank area).

Piping	ICM will direct and control the installation of all piping as shown on general equipment layout within the tank farm.
Insulation	All piping inside the tank area and truck loading area (if adjacent) will be heat traced and insulated (as required by design).
Air Permit	ICM will provide professional services to obtain the Air Permit required for the installation services. Buyer will reasonably assist ICM in obtaining this permit.

Description	ICM Scope Does not include (Buyer's Scope):
Other Permits	Other than the Air Permit, all other permits are the responsibility of the Buyer, including construction permits. ICM will reasonably assist Buyer in obtaining these permits.
Civil/Geotechnical
Buyer shall provide to ICM all geotechnical reports.  Buyer is responsible to provide a suitable building site that meets soil compaction per ICM requirements of 3000 pounds per square foot with less than 1" of settlement

Electrical/Utilities	Buyer is responsible for all utility identification (Dig-Safe/One Call)
Mechanical	Buyer shall provide any and all additional pipe rack, cable tray, and underground required
Facilities/Utilities	Buyer shall provide utilities, phone, internet, office space, and lay down area during construction.

EXHIBIT "C"

TRICANTER INSTALLATION LOCATION

*

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.